UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
  (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 30, 2021

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                            Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

EXPLANATORY NOTE

We previously filed a Current Report on Form 8-K, or the Initial Form 8-K, on September 30, 2021, to provide the presentation used in connection with our 2021 Annual Meeting of Stockholders. We are filing this Current Report on Form 8-K/A, or Amendment No. 1, for the sole purpose of amending Item 9.01 of the Initial Form 8-K to add Inline eXtensible Business Reporting Language, or XBRL, data tagging to the cover page in accordance with Rule 406 of Regulation S-T, which XBRL data tagging was inadvertently omitted from the Initial Form 8-K. This Amendment No. 1 should be read in conjunction with the Initial Form 8-K and does not amend the Initial Form 8-K in any manner other than with respect to Item 9.01 and the inclusion of XBRL data tagging to the cover page.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1
Griffin-American Healthcare REIT IV, Inc. 2021 Annual Meeting of Stockholders Presentation (incorporated by reference to Exhibit 99.1 to GAHR IV's Current Report on Form 8-K (File No. 000-55775) filed on September 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
October 8, 2021
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President